Exhibit 10.25

CONTRACT
This Contract (this “Contract”) is made in Shanghai, People’s Republic of China (“PRC”), on this date of August 4, 2015 by and between TPI Composites (Taicang) Co. Ltd. with its legal address at No. 18 Dagang Road, Taicang Port Development Zone (hereinafter referred to as the “Party A”, the “Company” or “TPI China”), and Jun Ji, PRC I.D. 32010319710727031X, having his residential address at Room 402, Unit. 1, Youli Building Apartment, Lane 1558, Yan An West Road, Shanghai (hereinafter referred to as “Party B”), in accordance with PRC Labor Contract law and other relevant laws and regulations (“PRC Law”), on the basis of the principle of equality and willingness and after friendly consultation. In this Contract, the Company and Ji are referred to collectively as the “Parties” and each individually as a “Party”.
18
TPI
32010319710727031X 1558 402 2015 8 4
1. TERM OF THE CONTRACT
1.1 This Contract is a fixed-term contract, commencing from August 4, 2015 (“Commencement Date”) and ending on: (1) December 31, 2017 or (2) a date the Parties mutually agreed to terminate this Contract, or (3) the date this Contract is terminated pursuant to Clause 6, whichever is earlier.
2. DUTIES AS AN EMPLOYEE AND TRANSITION TO A CONSULTANT
2.1 Subject to the Organizational Adjustments as set out in the Appendix I of the Contract, from the Commencement Date until December 31, 2015, Party B shall serve as the Senior Vice President and General Manager- Asia Operations, but with duties and authority amended as set forth in the Appendix I to this Contract and will continue to devote his full and exclusive business time and efforts to carrying out Party B’s obligations herein. The Parties agree that Party B’s status as an employee of the Company and as the Senior Vice President and General Manager - Asia Operations, shall terminate as of December 31, 2015, and thereafter for the remainder of the term Contract, Party B shall serve as a consultant to the Company advising to the Asia CEO of the Company on such matters as determined by the Asia CEO.
按照本合同附件一规定的甲方组织架构调整条款，自本合同起始日起至2015年12月31日止，乙方将继续担任亚洲运营资深副总裁及总经理职位，并应将全部工作时间和精力致力于履行其工作职责，但是其具体职责和权限将按照本合同附件一的相关约定予以调整和执行。双方一致同意，乙方与甲方的劳动关系将于2015年12月31日解除，并且其所担任的亚洲运营资深副总裁及总经理职务也将于2015年12月31日被免除。在剩余的合同期限内，，乙方将转为担任亚洲首席执行官之资深顾问，其具体职责届时将由亚洲首席执行官另行确定。

2.2 Party B agrees that effective July 21, 2015] he no longer holds the position of Legal Representative and Executive Director of TPI Wind Power Blades (Dafeng) Co. Ltd.(“**TPI Dafeng**”). In addition, Party B agrees to handover the Company chop and the legal representative chop (bank chop) and bank keys of the Company and TPI Dafeng (as well as any additional other chops of the Company or TPI Dafeng) to the Company's authorized representative Wayne G. Monie or other designated representative of the Company upon or prior to the signing of this Contract. Effective as of August 4, 2015, the Company acknowledges that it has taken all necessary steps to reinstate Party B as the General Manager as of the Commencement Date.

乙方同意其自2015年7月21日起不再担任迪皮埃风电叶片大丰有限公司（“迪皮埃大丰”）的法定代表人和执行董事的职务。此外，乙方同意将甲方公章和法定代表人印章（银行印鉴）、甲方和迪皮埃大丰的银行钥匙以及甲方和迪皮埃大丰其它所有印章全部移交给甲方的授权代表Wayne G. Monie或甲方在本合同签署日或签署之前指定的其他授权代表。自2015年8月4日起，甲方确认其已为自起始日起恢复乙方的总经理职务采取了一切必要措施。

2.3 Party B shall follow the management instructions of the Company, and shall be in strict compliance with the Internal Policies (as defined in Clause 5.1) and in accordance with applicable law. Upon violation of any such Internal Policies by Party B, the Company shall be entitled to impose proper disciplinary actions on Party B in accordance with such Internal Policies.
乙方应服从甲方的指挥和管理，严格遵守甲方依法制定的规章制度（参见本合同第5.1条定义）及现行法律的规定。如果乙方违反该等规章制度，甲方有权按照规章制度的规定对乙方予以适当纪律处分。

2.4 During the entire term of this Contract and the period of time until December 31, 2017 if this Contract is terminated before that date for any reason, Party B shall not, directly or indirectly, own any business or engage in any business activities identical with, similar to or competing with the business of the Company or its subsidiaries or affiliates without the prior written approval of the Company, either on his own behalf or in collaboration with or by providing any service to any third party, nor shall Party B, without the prior written approval of the Company, hold any office in or work for any other company or other business presences.
2017 12 31
2017 12 31
2.5 During the entire term of this Contract and the period of time until December 31, 2017 if this Contract is terminated before that date for any reason, for any reason whatsoever, Party B shall not directly or indirectly recruit, employ, attempt to employ or assist others to employ any employee of Company or its subsidiaries or affiliates, or induce or attempt to induce any employee of Company or its subsidiaries or affiliates to leave Company; nor shall Party B directly or indirectly solicit or assist others to solicit any customer or supplier of Company or its subsidiaries or affiliates to do business with any company or organization that engages in any business activities identical with, similar to or competing with the business of the Company or its subsidiaries or affiliates. For purpose of this clause, “employee of the Company” refer to any person who is or becomes an employee of Company during the term of this Contract.
2017 12 13
2017 12 13
2.6 Commencing on the earlier of: (i) January 1, 2016, or (ii) the date this Contract is terminated if such termination date is before January 1, 2016 for any reason, through December 31, 2017, the Company shall pay Party B compensation for the non-compete obligation on a monthly basis as set forth in Appendix I.
2.7 (1) 2016 1 1 (2) 2016 1 1 2017 12 31

2.8 Clause 2.4, 2.5 and 7 under this Contract will survive after termination or expiration of this Contract.
2.4 2.5 7
3. WORKPLACE
Party B’s initial workplace is in the Company’s office in Taicang. Party B understands and agrees that, due to business and management needs, he may be expected to take business trip(s) on a regular basis to the places including without limitation to the locations of the branches of the Company (those having been established or to be established), locations of the affiliated entities of the Company, locations of the clients of the Company, locations where the Company’s business covers. The schedules and location for the business trips shall be arranged by the Company due to business and management needs.
4. COMPENSATION AND FEES
4.1 Through December 31, 2015 (unless terminated earlier pursuant to the provisions of this Contract), Party B’s current compensation package, including base salary, bonus opportunity, and certain expense allowances as detailed in his
2015 compensation summary will remain unchanged. Party B’s bonus for 2015 will be based on achieving certain TPI China budgeted EBITDA goals and the retention of TPI China management members, as set forth in more detail on Appendix II. All bonuses received by Chinese employees, and all legal, consulting and other fees and expenses relating to or attributable to the TPI China business shall each be included as expenses for purposes of calculating TPI China budgeted EBITDA.
2015 12 31 2015 2015 TPI TPI TPI TPI TPI

4.2 Party B’s compensation package set forth in Clause 4.1 has included all allowances and subsidies as required by the national or local laws and regulations.
4.1
4.3 Party B shall pay individual income tax as required by law. The Company shall, according to applicable law, withhold the individual income tax and any other required withholdings from Party B’s monthly compensation and pay to the relevant tax authority on Party B’s behalf.
4.4 Commencing on January 1, 2016 and for the remainder of the term of the Contract (unless terminated earlier pursuant to the terms of the Contract), the Company shall pay to Party B the consulting fees set forth on Appendix 1. Party B may request that the Company defer the payment of any consulting fees, and, so long as such deferral is legal under PRC law, the Company may elect to defer such payment as requested by Party B.
2016 1 1
4.5 Party B shall report as income all consulting fees and other amounts received by Party B set forth in Appendix I of this Agreement in accordance with PRC law. Party B shall indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, insurance, or similar items in connection with any fees and other amounts received by Party B as a consultant pursuant to this Contract.
5. LABOR DISCIPLINE, RULES, AND REGULATIONS OF THE COMPANY

5.1 The Company and TPI Composites, Inc. shall each be entitled, in its sole discretion, to formulate, revise and amend its labor discipline policy, Code of Conduct, employee handbook and other rules and policies that include the disciplinary actions and procedures for violating any of the foregoing, the same as may be revised and amended from time to time by the Company or TPI Composites, Inc., respectively (the “Internal Policies”).
TPI Composites, Inc.
5.2 Party B shall carefully read, fully understand, remain up to date, and strictly comply with all the Internal Policies, which may be available through various sources including the Company’s share drive as well as Party B handbook. Party B has an obligation to ensure that his acts are in line with the Internal Policies and any applicable laws, rules and regulations, including, without limitation, the U.S. Foreign Corrupt Practices Act, PRC anti-bribery and corruption laws and other anti-bribery and corruption laws.
6. EXPIRATION, TERMINATION, AND RENEWAL OF THIS CONTRACT
6.1 This Contract shall end under any of the following circumstances:
(a) Party B has begun to enjoy the basic endowment insurance treatments or Party B reaches the legal retirement age;
(b) Party B is dead, or is declared dead or missing by the people’s court;
(c) The Company is dissolved, has its business license revoked, or is ordered to close down;

(d) The Company is declared bankrupt; or
(e) Other circumstances provided by laws or administrative regulations.
6.2 This Contract may be terminated if mutually agreed to in writing by both Parties.
6.3 The Company may unilaterally terminate this Contract by serving notice to Party B at any time (effective immediately upon serving such notice) under any of the following circumstances where:
(a) Party B has violated the labor discipline or the Internal Policies of the Company or is in breach of this Contract, including, without limitation, the representations and warranties set forth in Clause 7 or Appendix I;
7
(b) Party B has committed an action of dereliction of duty or engagement in malpractices for personal gain,;
(c) Party B is convicted with criminal liabilities in accordance with the law;
(d) Party B is in breach of the obligation of exclusive employment and / or no conflict of interests;
(e) This Contract is executed or altered without reflecting the Company’s true intention as a result of Party B using such means as deception or coercion, or otherwise taking advantage of the Company’s difficulties, such as disguising or giving false information on the diploma and degree certification, work experience, and physical condition or providing fake degree certificates, qualification certificates and other unreal material for the Company; or

(f) Other circumstances stipulated in laws or regulations.
6.4 The Company may unilaterally terminate this Contract by serving a thirty (30) days prior written notice or paying one month salary to Party B under any of the following circumstances where:
(30)
(a) Due to illness or non-work-related injuries, Party B is incapable of taking on his original work or other work arranged by the Company upon the conclusion of the medical treatment period;
(b) Party B is incompetent for his job and remains incompetent after receiving training or adjustment of his position; or
(c) There are changes in the circumstances which were relied upon by the Parties at the time of signing of this Contract, causing this Contract impossible to be performed, and the two Parties are unable to negotiate and agree upon any amendments to this Contract.
6.5 The Company may terminate this Contract through mass layoff by complying with the statutory requirements provided by the PRC Law if the circumstances of mass layoff provided in the PRC Law occur.
6.6 Party B should complete below handover and exit procedures by the termination or expiration date of this Contract or by another time indicated by the Company:

(a) As requested by the Company, complete the outstanding work, brief the person designated by the Company on his work, the on-going work/project, client relationship etc.;
(b) Return to the Company in good condition and in a timely manner any documents, information, keys, entrance certificates, computer software or equipment, mobile phone or any other property or trade secrets that belong to the Company but is in his possession, custody or control, and shall not retain any property, trade secrets or its duplicates of the aforesaid items;
(c) Reconcile the fees related with the Company with the person designated by the Company, including without limitation the cash advance, expenses to be reimbursed, refund of training expenses that are paid by the Company, compensation for the damages incurred by the Company due to Party B’s personal conduct;
(d) Complete other handover procedures as stipulated by the PRC laws; and
(e) Make a written statement on the completion of the above handover and exit procedures, where requested by the Company.
6.7 The Company shall issue a proof of termination of employment, and within fifteen (15) days after the date upon which Party B’s employment with the Company has terminated, the Company shall carry out the procedures for the transfer of Party B’s file and social insurance account. Party B shall provide necessary assistance to the Company. Party B shall assume all legal liabilities and compensate the Company for the losses incurred by it, where the Company fails to complete relevant procedures under the following circumstances:
15

(a) Party B fails to compete the handover and exit procedures in accordance with Clause 6.7;
6.7
(b) Party B refuses to provide assistance which is necessary for the Company to complete relevant procedures; or
(c) Party B fails to sign, or refuses to provide assistance so that the Company fails to serve the termination certificate or other documents to Party B.
7. REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1 During the employment with the Company or after the termination or expiration of this Contract, Party B agrees to be bound by the confidentiality obligations provided under the Mutual Non-disclosure Agreement executed by Party B on February 27, 2009, and any other similar agreements executed by Party B in favor of the Company, TPI Composites, Inc. and their respective affiliates.
2009 2 27 TPI Composites, Inc.
7.2 Party B hereby acknowledges that the Company or its Affiliates (collectively referred to as “TPI”. Affiliate means any legal person that directly or indirectly controls the Company or is directly or indirectly controlled by the Company, or any legal person that is under directly or indirectly common control with the Company. Control means the power to direct the management and operation through ownership of equity interests, contracts or otherwise) own or have the obligation towards a third party to maintain the confidentiality of certain confidential information and trade secrets which are not accessible to the public, capable of generating economic benefits and have certain realistic value and that TPI has adopted appropriate measures to safeguard these confidential information and trade secrets (“Confidential Information”). Confidential Information includes without limitation to the following information and data:
TPI

(1) formulas, research and development techniques, processes, trade secrets, computer programs, software, source codes, object codes, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know how, formats, test results, and research projects;
(2) information regarding sale or promotion of products, information regarding market investigation and research, personnel information, list of clients and distributors, marketing plan, purchasing information, pricing policy, financial data, information of purchasing channel;
(3) forecast, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements;
(4) employee personnel files and compensation information;
(5) the meetings minutes, records of resolutions and internal affairs of the Company.
7.3 Party B shall keep strictly confidential of the Confidential Information acquired and knowledgeable to him. Unless permitted by the Company in writing, Party B shall not disclose any Confidential Information to any person or entity at any time for any purpose and in any manner, nor utilize the Confidential Information.
7.4 During the term of the Contract and thereafter, neither Party shall not publish any statement which may impair the reputation or interests of the other Party, ; provided the foregoing in no way shall limit or prevent the Company or TPI Composites, Inc. from making any disclosures that either of them determines are necessary to comply with any applicable laws, rules or regulations.

TPI Composites, Inc.
7.5 Each party represents and warrants that it has the full power and authority to enter into this Agreement and will comply with all applicable laws, rules and regulations applicable to it in carrying out its obligations under this Contract In addition, Employee represents and warrants that it has no direct or indirect equity, financial, pecuniary or voting interest in any entity or party that has a business relationship with the Company, TPI Composites, Inc. or any of their respective affiliates.
TPI Composites, Inc.
8. INDEMNITY
8.1 During the term of this Contract, if Party B causes any economic losses to Party A, Party B shall compensate Party A for all losses suffered by Party A. Party B agrees that the Party A may deduct from any amount owing to Party B (including but not limited to salary, severance pay, reimbursed business expenses), any amounts owing to Party A (including but not limited to aforesaid compensation for losses suffered by Party A).
8.2 If Party A is late in making the payment provided in this Contract, Party A shall pay Party B late payment charges at the rate of 0.05% per day till the actual payment date in addition to the payment due.
9. LABOR DISPUTES

9.1 Unless otherwise specified in this Contract, the formation of this Contract, its validity, interpretation, execution and settlement of disputes shall be governed by the PRC law.
9.2 Where any dispute arises from, out of, or in connection with this Contract, either Party may apply to the relevant local labor dispute arbitration committee where the Company is located for arbitration.
9.3 Subject to the PRC Law, a party may file a lawsuit in accordance with PRC law with the relevant People’s Court after such party receives the arbitral award if it is not satisfied with the arbitral award.
10. MISCELLANEOUS
10.1 This Contract shall take effect as of the signature of the Company’s authorized representative Wayne G. Monie, and Party B and being stamped by the Company hereof.
Wayne G. Monie,
10.2 The Appendix to this Contract shall be an integral part of this Contract. Except as otherwise expressly set forth in Clause 7.1 of this Contract, this Contract and its Appendices shall constitute the entire agreement between the Parties with respect to the subject matter set forth herein and supersede any and all previous oral and written discussions, negotiations, notices, memoranda, documents, agreements, contracts and communications between the Parties relating to such subject matter.
10.3 Unless otherwise agreed in this Contract or to the extent allowed by the PRC Law, this Contract shall not be changed orally, but only by a written instrument signed by the Parties. 7.1

10.4 Failure or delay on the part of either Party hereto to exercise a right under this Contract shall not operate as a waiver thereof.
10.5 The ending or termination of this Contract shall not affect any provisions that shall survive the term of this Contract.
10.6 Any matter not provided for herein shall be handled in accordance with the Internal Policies of the Company. Where there is discrepancy between this Contract and the Internal Policies, the provisions of this Contract shall prevail. For any matter not provided for in this Contract nor the Internal Policies, or any provisions of this Contract or Internal policies conflict with the PRC Laws, the PRC Law shall be followed.
10.7 Party B acknowledges that the address written in this Contract shall be an effective address for purposes of correspondence, and any document sent to such address shall be deemed as effectively delivered as at the sending date. Any change to the address or other contact information of Party B shall be notified to the Company’s authorized representative in writing in a timely manner within three working days from the date of change and any delay in notice and the legal consequences arising therefrom shall be solely borne by Party B.
3
10.8 This Contract is written in both Chinese and English, in two original copies. In the event of discrepancy, Chinese version shall prevail.
(Balance of this page intentionally left blank)

IN WITNESS THEREOF, the Parties have hereby duly executed this Contract.
TPI Composites (Taicang) Co. Ltd. Jun Ji
Signature of Authorized Representative: Signature of Party B:
Wayne G. Monie

Appendix I:
Organizational Adjustment, Party B’s Responsibility and Obligations, and Consulting Fees
I Organizational Adjustments:
1. TPI Composites, Inc. will initiate a recruitment process for the new SVP/GM Asia upon signing this Contract.
TPI Composites, Inc.
2. Party B and key members of the TPI China (including the Company and TPI Dafeng) management team will participate in the interviewing process and have input to the hiring decision, but the final and sole decision will rest with the authorized representative of the Company.
TPI
3. Wayne Monie will be named Asia CEO. Party B will report to the Asia CEO.
4. An Asia CFO will be hired, reporting to the CFO of TPI Composites, Inc. The Asia CFO will have a dotted line reporting responsibility to the SVP/GM Asia, but all direction for financial activities for the TPI China business will be at the direction of the CFO of TPI Composites, Inc. TPI China employees in finance and administration and information technology will report to the Asia CFO. Party B will cease to have any responsibility and function in finance and administration matters of TPI China, including but not limited to control and possession of any official chops of TPI China and electronic keys to disburse funds on behalf of TPI China; any unsupervised interaction with financial institutions; and authorizing and controlling the disbursement of funds, by check, electronically or otherwise for cash, payroll, investments or other purposes. In addition, Party B agrees to be removed as a signatory to any and all bank accounts of the Company or any of its affiliates and will cooperate and take all necessary actions to consummate the foregoing.

TPI Composites, Inc. TPI TPI Composites, Inc. TPI TPI TPI
5. The EMEA Operations Director of TPI Composites, Inc. will be on assignment as Director of Operations Excellence at TPI China, reporting to the Asia CEO. He will understand and help develop operational best practices. Party B will ensure that the Director of Operations Excellence will have full support and engagement of the TPI China team, and will be afforded full transparency and participation in operational reviews and activities.
Composites, Inc. EMEA TPI
6. The TPI China Human Resources Director will have a dotted line reporting responsibility to the SVP/GM Asia. The TPI China Human Resources Director will manage and oversee the day-to-day human resources functions of TPI China, but all policies and strategic initiatives will be under the direction of TPI Composites, Inc.’s VP of Talent and Culture, and any hiring, termination, promotion or pay changes for white collar personnel must be approved in advance by TPI Composites, Inc.‘s VP of Talent and Culture.
TPI TPI TPI TPI TPI Composites, Inc. TPI Composites, Inc.
7. Legal and compliance matters for TPI China will be at the direction of TPI Composites, Inc.’s General Counsel.
TPI Composites, Inc.
8. New customer contracts, changes to existing customer contracts, quotations, and volume commitments will be managed by the SVP/GM Asia, with prior sign-off by the Asia CEO and Asia CFO in accordance with the Company’s and TPI Composites, Inc.’s contract approval processes and procedures. New contracts or agreements or commitments for capital expenditures and procurement of raw materials must be pre-approved by the Asia CEO and Asia CFO.
TPI Composites, Inc.
II Party B’s responsibilities/obligations
1. Party B’s obligations shall be solely limited to those express responsibilities and obligations granted to Party B by the ASIA CEO and as expressly set forth in this Appendix I.
2. Assure smooth operation of business; avoid disruptions in the business and the operations and publicly affirm to the TPI China management team its and TPI Composites, Inc.’s business and operational strategy.
TPI TPI Composites, Inc.
3. Maintain high level of execution.
4. Assure organizational communications with customers, employees, suppliers, government officials and other stakeholders are clear, accurate, all aligned with corporate directions and with one voice; provided that Party B may not make any official communications to any of the foregoing constituents without the prior approval of the Asia CEO.
5. Use best efforts to assure TPI China management team stays with TPI China during the term of this Contract, provided that TPI China reserves the right to terminate members of the TPI China management team for misconduct or performance issues, and other reasons in accordance with the Internal Policies and applicable law.
TPI
III Consulting Fees, Non-Compete Payments, Equity Awards and Severance Payment
1. Effective January 1, 2016 and through the remainder of the term of this Contract (unless terminated earlier), Party B shall be paid the following monthly consulting fees and non-compete payment; provided the aggregate amount of all such payments shall in no event exceed $2.7 million:
2016 1 1
a. US$80,000 per month for each of the first six months of 2016 TPI China budgeted EBITDA is achieved. If the six month TPI China budgeted EBITDA is made, there will be a make-up payment to realize 6 months of US$80,000 per month in total, i.e. made up for any missed months during the First six months of 2016.
2016 80,000, TPI 2016 80,000 2016
b. US$80,000 per month for each of the first six months of 2016 that at least 14 of the specific individuals listed in the job positions set forth on Appendix II remain employed with TPI China: If less than 14 of the same individuals, but greater than 10 remain employed with TPI China, then such monthly fee will be reduced to US$25,000 per month; and if 10 or less remain employed with TPI China, then Party B will receive no such monthly fee.
2016 80,000 14 14 10

25,000 10
c. US$50,000 per month for the non-compete obligation set forth in Clause 2 of the Contract on a monthly basis to Party B’s designated account before the last day of every month.
2 50,000
2. In order to recognize value created to date, Party B will receive an additional grant of 72 restricted stock units under the 2015 Stock Option and Incentive Plan of TPI Composites, Inc. pursuant to the standard award template under such plan. Except as set forth in this paragraph 2, the terms and the conditions of Party B’s existing equity-based awards will remain unchanged, including the termination provisions, and the vesting of any such equity-based awards will continue in accordance with the vesting schedule of such awards until Party B’s employment or service to Party A under this Agreement terminates.
TPI Composites, Inc. 2015 72 144 216
3. A severance payment of $540,000 will be paid to Party B by Party A during the first full week of January, 2016 if Party B remains employed with Party A from the Commencement Date through December 31, 2015.
2015 12 31 2016 540,000
(Balance of page left intentionally blank)

TPI Composites (Taicang) Co. Ltd.
Jun Party B
Signature of Authorized Representative:
Signature of Party B:
Wayne G. Monie
(Balance of page left intentionally blank)

Appendix II: Key TPI China Personnel
KPI
Key Personnel:
Taicang Blade Factory Plant Manager
FB Manager
Taicang Component Workshop Manager
Project Manager - GE
Project Manager – GE
Quality Manager - GE
Dafeng Acciona Plant Manager
Engineering Manager – Acciona
Quality Manager - Acciona
Dafeng Vestas Plant Manager
Engineering Manager – Vestas
Program Manager - Vestas
Tooling Plant Manager
Engineering Manager – Tooling
Engineering Manager – Materials
Quality Director
Sourcing Commodity Manager – Materials